UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2025 (December 10, 2025)

Diamond Hill Investment Group, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-24498	65-0190407
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

325 John H. McConnell Blvd, Suite 200

Columbus, Ohio 43215

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (614) 255-3333

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	DHIL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

Overview

On December 10, 2025, Diamond Hill Investment Group, Inc., an Ohio corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with First Eagle Investment Management, LLC, a Delaware limited liability company (“Purchaser”), and Soar Christopher Holdings, Inc., an Ohio corporation and a wholly owned subsidiary of Purchaser (“Merger Sub”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), whereupon the separate existence of Merger Sub will cease, and the Company surviving will be the surviving corporation as a wholly owned subsidiary of Purchaser.

Merger Consideration

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of the Company’s common stock, without par value (the “Company Common Shares” and each, a “Company Common Share”) (including each Company Restricted Share (as defined below), but excluding any Company Common Shares that are held by Purchaser, Merger Sub or any other subsidiary of Purchaser or the Company or any Company Common Shares as to which appraisal rights have been properly exercised in accordance with Ohio law), will automatically be converted into the right to receive $175.00 in cash without interest (the “Merger Consideration”), subject to deduction for any required withholding tax. Pursuant to the Merger Agreement, at the Effective Time, any shares of preferred stock of the Company, without par value, outstanding immediately prior to the Effective Time will automatically be canceled and retired for no consideration and will cease to exist.

Financing of the Merger

Purchaser expects to fund the Merger Consideration with cash on hand and amounts available under its existing credit facilities. The receipt of financing by Purchaser is not a condition to Purchaser’s obligation to complete the Merger.

Treatment of Company Equity Awards

Effective as of immediately prior to the Effective Time, the restrictions on each restricted share of Company Common Shares (each, a “Company Restricted Share”) that is subject to vesting or forfeiture granted under the Company’s 2014 Equity and Cash Incentive Plan, 2022 Equity and Cash Incentive Plan and 2025 Equity and Cash Incentive Plan (each, as amended from time to time, a “Company Stock Plan”) granted and then outstanding will lapse, and each such Company Restricted Share will be treated at the Effective Time the same as, and have the same rights and be subject to the same conditions as, an outstanding Company Common Share not subject to any restrictions, subject to any withholding taxes as required by applicable law to be withheld.

Board Approval of the Merger Agreement

The board of directors of the Company (the “Company Board”) unanimously (i) declared that the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of the Company and its shareholders, and declared that it is advisable to enter into the Merger Agreement and consummate the transactions contemplated thereby upon the terms and subject to the conditions set forth therein, (ii) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the transactions contemplated thereby upon the terms and subject to the conditions set forth therein, (iii) recommended, subject to the terms and conditions of the Merger Agreement, that the Company's shareholders approve and adopt the Merger Agreement and (iv) directed that the approval and adoption of the Merger Agreement and the transactions contemplated thereby be submitted to a vote at a meeting of the Company’s shareholders.

Mutual Fund Board

The Company and Purchaser have agreed to synchronize the Company and Purchaser fund boards at closing. In furtherance of this, (i) the Company has agreed to include a shareholder proposal for the election of Purchaser-designated nominees as trustees of the Company fund board in the fund proxy that will be sent to fund shareholders in connection with the Merger and (ii) Purchaser has agreed to cause the election or appointment and seating (which may be in an interim or emeritus capacity) of three (or such lesser number as may be agreed by the Company) members of the current Company fund board to the Parent fund board.

Closing Conditions

The obligations of the parties to consummate the Merger are subject to the satisfaction or, to the extent permitted, waiver of certain customary closing conditions, including (i) the affirmative vote of the holders of a majority of the outstanding Company Common Shares entitled to vote at the Company shareholders meeting (the “Company Shareholders Meeting”) to adopt the Merger Agreement (the “Company Shareholder Approval”); (ii) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) relating to the Merger; (iii) the absence of any law, injunction, order or other judgment prohibiting, rendering illegal or permanently enjoining the consummation of the Merger (a “Restraint”); (iv) subject in most cases to exceptions that do not rise to the level of a Company Material Adverse Effect (as defined in the Merger Agreement), the accuracy of representations and warranties made by Company, Purchaser and Merger Sub, respectively; and (v) compliance by Purchaser, Merger Sub and the Company in all material respects with their respective obligations under the Merger Agreement. The obligations of Purchaser and Merger Sub to consummate the Merger are also subject to (a) there not having occurred since the date of the Merger Agreement a Company Material Adverse Effect that is continuing and (b) the Company obtaining the consent of Company clients generating an aggregate revenue run-rate of at least 78% of the Company’s aggregate revenue run-rate as of November 30, 2025.

Representations and Warranties and Covenants

Purchaser, the Company and Merger Sub have each made customary representations and warranties and covenants in the Merger Agreement, including covenants by the Company, subject to certain exceptions, to use reasonable best efforts to conduct its business in all material respects in the ordinary course and preserve intact in all material respects its current business operations, during the interim period between the execution of the Merger Agreement and the consummation of the Merger and to assist Purchaser with obtaining financing to fund the Merger Consideration, if applicable.

Purchaser and the Company have each agreed to use its respective reasonable best efforts to cause the transactions contemplated by the Merger Agreement to be consummated as soon as reasonably practicable, including in connection with obtaining all consents required to be obtained from any governmental authority or other third party that are necessary, proper or advisable to consummate the Merger. Purchaser and the Company have also agreed to take certain actions necessary to avoid, eliminate or resolve any impediments under the HSR Act or any other applicable law so as to enable the parties to consummate the Merger prior to the End Date (as defined below).

Go-Shop; Non-Solicitation; Intervening Events

During the period from the date of the Merger Agreement through January 14, 2026 (the “Go-Shop Period”), the Company may solicit alternative acquisition proposals from third parties and provide information to, and participate in discussions and engage in negotiations with, third parties regarding any acquisition proposals, in each case, except for certain No-Shop Parties (as defined in the Merger Agreement). After the expiration of the Go-Shop Period, the Company must cease such solicitations, discussions and negotiations and will thereafter become subject to customary restrictions on its ability to solicit alternative acquisition proposals, and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding any acquisition proposals, or to change its recommendation to its shareholders in favor of the Merger. However, until January 19, 2026 or such earlier time as set forth in the Merger Agreement (the “Cut-Off Date”), the Company may continue to provide information to, and participate in discussions and engage in negotiations with, certain Excluded Parties (as defined in the Merger Agreement).

However, the Merger Agreement also provides that, notwithstanding the foregoing, if prior to obtaining the Company Shareholder Approval, the Company receives a bona fide alternative acquisition proposal from a third party that did not result from a breach in any material respect of the Company’s non-solicitation obligations, and the Company Board determines in good faith that the alternative acquisition proposal constitutes, or would reasonably be expected to result in, a Superior Proposal (as defined in the Merger Agreement), the Company may provide information to, and engage in negotiations and discussions with, such person making the alternative acquisition proposal.

Prior to obtaining the Company Shareholder Approval, the Company Board has the right, in connection with (i) the receipt of a Superior Proposal or (ii) an Intervening Event (as defined in the Merger Agreement) to change its recommendation to the Company’s shareholders in favor of the Merger or, in the case of a Superior Proposal, to terminate the Merger Agreement, in each case, subject to complying with notice requirements and other specified conditions (including giving Purchaser the opportunity to propose changes to the Merger Agreement in response to such Superior Proposal or Intervening Event, as applicable), if the Company Board determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, and provided that, in the case of a termination of the Merger Agreement, the Company pays to Purchaser the Company Termination Fee (as described below).

Termination

The Merger Agreement contains certain customary termination rights for each of Purchaser and the Company, including, (i) by mutual written agreement, (ii) if the Merger has not been consummated on or before December 10, 2026 (the “End Date”), (iii) any applicable Restraint permanently enjoining the consummation of the Merger has become final and nonappealable, (iv) the Company Shareholder Approval shall not have been obtained at the Company Shareholders Meeting or (v) the other party is in breach of the Merger Agreement in a manner that would result in a failure of an applicable closing condition and such breach cannot be cured or, if curable, has not been cured within 20 business days after notice to the other party of such breach (or, if earlier, three business days prior to the End Date).

In addition, prior to receipt of the Company Shareholders Approval, the Company may also terminate the Merger Agreement to accept a Superior Proposal that did not result from a breach in any material respect of the Company’s non-solicitation obligations, subject to Purchaser’s right to match such Superior Proposal and payment to Purchaser of the Company Termination Fee (as described below). Purchaser may terminate the Merger Agreement if the Company Board changes its recommendation to the Company’s shareholders regarding the Merger Agreement (an “Adverse Recommendation Change”) (provided that Purchaser and Merger Sub are not in material breach of their respective obligations under the Merger Agreement at the time of such termination).

Termination Fees

The Merger Agreement provides for the payment of a termination fee upon termination of the Merger Agreement under certain specified circumstances. The Company will be obligated to pay Purchaser a termination fee of $18,000,000 (the “Company Termination Fee”) if the Merger Agreement is terminated (i) by Company to accept a Superior Proposal, (ii) by Purchaser following an Adverse Recommendation Change, or (iii) in certain circumstances by either Purchaser or Company upon failure to obtain, or prior to receipt of, the Company Shareholder Approval if (a) at the time of such termination, an alternative acquisition proposal has been made and not withdrawn at least two business days prior to such termination and (b) within 12 months following such termination, the Company enters into an agreement with respect to an alternative acquisition proposal or an alternative acquisition proposal is consummated. If the Company terminates the Merger Agreement to accept a Superior Proposal prior to the end of the Cut-Off Date, the termination fee will be $9,000,000.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1, and is incorporated herein by reference.

A copy of the Merger Agreement has been included to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about Purchaser, the Company and Merger Sub, or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in the Company’s public disclosures, as well as additional non-public information); may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01.	Regulation FD Disclosure.

Executive Severance / Non-Solicitation Agreements

In connection with the announcement of the transaction with Purchaser, Heather Brilliant, the Company’s Chief Executive Officer, and Jo Ann Quinif, the Company’s President and Chief Client Officer, have each entered into letter agreements with Purchaser, pursuant to which they agreed, effective upon the closing of the Merger, to extend the employee non-solicitation restrictions included in their existing employment agreements by one year relative to the existing duration, and to expand the scope of the customer non-solicitation restrictions included in their existing employment agreements, in exchange for additional severance equal to one year of their respective base salary (in addition to their other contractual severance benefits), payable upon each officer’s termination of employment without cause or resignation for good reason in connection with the transaction. The foregoing description of letter agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the letter agreements, which are filed as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Press Release

On December 11, 2025, the Company and Purchaser issued a joint press release announcing the entry into the Merger Agreement. The press release is attached to this Current Report on Form 8-K as Exhibit 99.3 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the 1934 Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Merger Agreement, dated December 10, 2025, among Diamond Hill Investment Group, Inc., First Eagle Investment Management, LLC and Soar Christopher Holdings, Inc.
99.1	Executive Severance/Non-Solicitation Letter Agreement, dated December 10, 2026, by and between First Eagle Investment Management, LLC and Heather Brilliant.
99.2	Executive Severance/Non-Solicitation Letter Agreement, dated December 10, 2026, by and between First Eagle Investment Management, LLC and Jo Ann Quinif.
99.3	Joint Press Release, dated December 11, 2025.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted annexes, schedules and exhibits upon request by the SEC.

Forward-Looking Statements

This communication, the documents incorporated herein by reference and statements, whether oral or written, made from time to time by representatives of the Company, may contain or incorporate “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements include, but are not limited to, statements regarding anticipated operating results, prospects and levels of assets under management, technological developments, economic trends (including interest rates and market volatility), expected transactions and similar matters. These forward-looking statements may include, without limitation, any statements preceded by, followed by or including words such as “may,” “could,” “can have,” “believe,” “expect,” “aim,” “anticipate,” “target,” “goal,” “project,” “assume,” “budget,” “potential,” “estimate,” “guidance,” “forecast,” “outlook,” “would,” “will,” “continue,” “likely,” “should,” “hope,” “seek,” “plan,” “intend,” and variations of such words and similar expressions. Similarly, descriptions of the Company’s objectives, strategies, plans, goals, or targets are also forward-looking statements. Such forward-looking statements include but are not limited to statements about the proposed Merger, including the expected timetable for completing the Merger and statements that are not historical facts.

Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. While the Company believes that the assumptions underlying its forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and, accordingly, the Company's actual results and experiences may differ materially from the anticipated results or other expectations expressed in its forward-looking statements. Factors that may cause the Company’s actual results or experiences to differ materially from results discussed in forward-looking statements include, but are not limited to the factors discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, each as filed with the Securities and Exchange Commission (“SEC”), and any factors discussed in the section entitled “Risk Factors” in any of our subsequently filed SEC filings, and the following: (i) the occurrence of any event, change, or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive transaction agreement between the Company and Purchaser, including in circumstances requiring the Company to pay a termination fee; (ii) potential litigation relating to the Merger that could be instituted against the parties to the definitive transaction agreement or their respective directors or officers, including the effects of any outcomes related thereto; (iii) the possibility that the Merger does not close when expected or at all because required regulatory, shareholder, or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (iv) reputational risk and potential adverse reactions of clients, employees or other business partners and the businesses generally, including those resulting from the announcement of the Merger, including any resulting reduction in the Company’s AUM or AUA and the withdrawal, renegotiation or termination of any investment advisory agreements; (v) the risk that any announcements relating to the Merger could have adverse effects on the market price of the Company Common Shares; (vi) significant transaction costs associated with the Merger; and (vii) the diversion of management’s attention and time from ongoing business operations and opportunities on Merger-related matters.

Forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and in the Company’s other public documents on file with the SEC. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect it. The Company undertakes no obligation to update any forward-looking statements after the date they are made, whether as a result of new information, future events, changes in its expectations or developments or otherwise, except as required by law, although it may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

Additional Information and Where to Find It

This Form 8-K does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities. This communication relates to the Merger. In connection with the Merger, the Company plans to file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC and send to its shareholders in connection with the Merger. The Merger will be submitted to the Company’s shareholders for their consideration. Before making any voting decision, the Company’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available, because they will contain important information about the Company and the Merger.

The Company’s shareholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about the Company, free of charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and other documents filed by the Company with the SEC may be obtained, without charge, by contacting the Company through its website at www.diamond-hill.com.

Participants in the Solicitation

The Company, its directors, executive officers and other persons related to the Company may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the Merger. Information about the directors and executive officers of the Company and their ownership of Company Common Shares is set forth in the section entitled “Executive Officer Stock Ownership and Retention Guidelines” in the Company’s proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on March 14, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000909108/000090910825000014/dhil-20250311.htm). To the extent that holdings of the Company’s securities by its directors or executive officers have changed since the amounts printed in the Company’s proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 and Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the Merger when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2025	DIAMOND HILL INVESTMENT GROUP, INC.

	By:	/s/ Thomas E. Line
Thomas E. Line, Chief Financial Officer and Treasurer